Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On February 9, 2023 (the “Closing Date”), Avalon GloboCare Corp. (the “Company”) entered into and closed an Amended and Restated Membership Interest Purchase Agreement (the “Amended MIPA”), by and among Avalon Laboratory Services, Inc., a wholly-owned subsidiary of the Company (the “Buyer”), SCBC Holdings LLC (the “Seller”), the Zoe Family Trust, Bryan Cox and Sarah Cox as individuals (each an “Owner” and collectively, the “Owners”), and Laboratory Services MSO, LLC. The Amended MIPA amends and restates, in its entirety, that certain Membership Interest Purchase Agreement, dated November 7, 2022 (the “Original MIPA”).

Pursuant to the terms and conditions set forth in the Amended MIPA, Buyer acquired from the Seller, forty percent (40%) of all the issued and outstanding equity interests of Laboratory Services MSO, LLC (the “Purchased Interests”), free and clear of all liens (the “Transaction”). The consideration paid by Buyer to Seller for the Purchased Interests consisted of $21,000,000, which comprised of (i) $9,000,000 in cash, (ii) $11,000,000 pursuant to the issuance of 11,000 shares of the Company’s newly designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), stated value $1,000 (the “Series B Stated Value”), and (iii) a $1,000,000 cash payment on February 9, 2024 (the “Anniversary Payment”). The Series B Preferred Stock will be convertible into shares of the Company’s common stock at a conversion price per share equal to $3.78 or an aggregate of 2,910,053 shares of the Company’s common stock and are subject to the Lock Up Period. The Seller is also eligible, under the terms set forth in the Amended MIPA, to receive certain earnout payments upon achievement of certain operating results, which may be comprised of up to $10,000,000 of which (x) up to $5,000,000 will be paid in cash and (y) up to $5,000,000 will be paid pursuant to the issuance of the number of shares of Company common stock valued at $5,000,000, calculated using the closing price of the Company’s common stock on December 31, 2023, rounded down to the nearest whole share (collectively, the “Earnout Payments”).

In addition, at any time during the period beginning on the Closing Date and ending on the date nine (9) months after the Closing Date, the Buyer, or its designated affiliates under the Amended MIPA, may purchase from the Seller twenty percent (20%) of the total issued and outstanding equity interests of Laboratory Services MSO, LLC for the purchase price of (i) $6,000,000 in cash and (ii) the issuance of an additional 4,000 shares of Series B Preferred Stock valued at $4,000,000, in accordance with the terms and conditions set forth in the Amended MIPA.

The following unaudited pro forma consolidated financial statements present the historical consolidated financial statements of Avalon GloboCare Corp. and Subsidiaries (“Avalon”), adjusted as if Avalon had purchased 40% of Laboratory Services MSO, LLC.

The unaudited pro forma consolidated balance sheet reflects the historical consolidated balance sheet of Avalon, giving effect to the purchase as if it had been consummated on December 31, 2022. The unaudited pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2022 reflect the historical consolidated statement of operations and comprehensive loss of Avalon, giving effect to the purchase as if it had been consummated on January 1, 2022, the beginning of the earliest period presented. The historical financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give pro forma effect to events that are: (1) directly attributable to the investment; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on Avalon’s results following the completion of the purchase.

The unaudited pro forma consolidated financial statements have been developed from and should be read in conjunction with:

●	The accompanying notes to the unaudited pro forma consolidated financial statements; and

●	The historical consolidated financial statements and related notes of Avalon as of December 31, 2022, and for the year ended December 31, 2022, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in Avalon’s Annual Report on Form 10-K for the year ended December 31, 2022, which were filed with the Securities and Exchange Commission.

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of December 31, 2022

	Historical Avalon GloboCare Corp.	Pro Forma
	and	Pro Forma Adjustments				Pro Forma
	Subsidiaries	Dr.		Cr.		Combined

ASSETS

CURRENT ASSETS:
Cash	$1,990,910	$-		$278	a	$1,990,632
Rent receivable	60,526	-		-		60,526
Rent receivable - related party	74,100	-		-		74,100
Other current assets	247,990	-		-		247,990

Total Current Assets	2,373,526	-		278		2,373,248

NON-CURRENT ASSETS:
Operating lease right-of-use assets, net	10,885	-		-		10,885
Property and equipment, net	138,294	-		-		138,294
Investment in real estate, net	7,360,087	-		-		7,360,087
Equity method investment	485,008	23,537,253	a, c	-		24,022,261
Advances for equity interest purchase	8,999,722	-		8,999,722	a	-
Other non-current assets	384,383	-		-		384,383

Total Non-current Assets	17,378,379	23,537,253		8,999,722		31,915,910

Total Assets	$19,751,905	$23,537,253		$9,000,000		$34,289,158

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued professional fees	$1,673,411	$-		$950,000	b	$2,623,411
Accrued research and development fees	838,001	-		-		838,001
Accrued payroll liability and directors’ compensation	223,722	-		-		223,722
Accrued litigation settlement	450,000	-		-		450,000
Accrued liabilities and other payables	283,234	-		1,000,000	a	1,283,234
Accrued liabilities and other payables - related parties	100,000	-		-		100,000
Operating lease obligation	11,437	-		-		11,437

Total Current Liabilities	3,579,805	-		1,950,000		5,529,805

NON-CURRENT LIABILITIES:
Accrued litigation settlement - noncurrent portion	450,000	-		-		450,000
Note payable, net	4,563,152	-		-		4,563,152

Total Non-current Liabilities	5,013,152	-		-		5,013,152

Total Liabilities	8,592,957	-		1,950,000		10,542,957

SHAREHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; Series A Convertible Preferred Stock, $0.0001 par value; 9,000 shares issued and outstanding. Liquidation preference $9 million	9,000,000	-		-		9,000,000
Series B Convertible Preferred Stock, $0.0001 par value; 11,000 pro forma shares issued and outstanding. Liquidation preference $11 million	-	-		11,000,000	a	11,000,000
Common stock, $0.0001 par value; 490,000,000 shares authorized; 10,013,576 shares issued and 9,961,576 shares outstanding; 10,013,576 pro forma shares issued and 9,961,576 pro forma shares outstanding;	1,005	-		-		1,005
Additional paid-in capital	65,949,723	-		-		65,949,723
Less: common stock held in treasury, at cost; 52,000 shares	(522,500)	-		-		(522,500)
Accumulated deficit	(63,062,721)	950,000	b	2,537,253	c	(61,475,468)
Statutory reserve	6,578	-		-		6,578
Accumulated other comprehensive loss	(213,137)	-		-		(213,137)

Total shareholders’ equity	11,158,948	950,000		13,537,253		23,746,201

Total Liabilities and Shareholders’ Equity	$19,751,905	$950,000		$15,487,253		$34,289,158

AVALON GLOBOCARE CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

Year Ended December 31, 2022

	Historical Avalon GloboCare Corp.	Pro Forma
	and	Pro Forma Adjustments			Pro Forma
	Subsidiaries	Dr.	Cr.		Combined

RENTAL REVENUE	$1,202,169	$-	$-		$1,202,169

OPERATING EXPENSES	929,441	-	-		929,441

OPERATING INCOME	272,728	-	-		272,728

OTHER OPERATING EXPENSES:
Advertising and marketing	1,325,313	-	-		1,325,313
Professional fees	2,909,652	-	-		2,909,652
Compensation and related benefits	1,863,188	-	-		1,863,188
Research and development expenses	731,328	-	-		731,328
Litigation settlement	1,350,000	-	-		1,350,000
Other general and administrative	886,142	-	-		886,142

Total Other Operating Expenses	9,065,623	-	-		9,065,623

LOSS FROM OPERATIONS	(8,792,895)	-	-		(8,792,895)

OTHER (EXPENSE) INCOME
Interest expense - amortization of debt discount and debt issuance cost	(3,310,684)	-	-		(3,310,684)
Interest expense - other	(185,751)	-	-		(185,751)
Interest expense - related party	(79,898)	-	-		(79,898)
Conversion inducement expense	(344,264)	-	-		(344,264)
(Loss) income from equity method investment	(41,863)	-	2,537,253	a	2,495,390
Change in fair value of derivative liability	600,749	-	-		600,749
Other income	223,759	-	-		223,759

Total Other Expense, net	(3,137,952)	-	2,537,253		(600,699)

LOSS BEFORE INCOME TAXES	(11,930,847)	-	2,537,253		(9,393,594)

INCOME TAXES	-	-	-		-

NET LOSS	$(11,930,847)	$-	$2,537,253		$(9,393,594)

LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	-	-		-

NET LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(11,930,847)	$-	$2,537,253		$(9,393,594)

COMPREHENSIVE LOSS:
NET LOSS	$(11,930,847)	$-	$2,537,253		$(9,393,594)
OTHER COMPREHENSIVE LOSS
Unrealized foreign currency translation loss	(47,871)	-	-		(47,871)
COMPREHENSIVE LOSS	(11,978,718)	-	2,537,253		(9,441,465)
LESS: COMPREHENSIVE LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	-	-		-
COMPREHENSIVE LOSS ATTRIBUTABLE TO AVALON GLOBOCARE CORP. COMMON SHAREHOLDERS	$(11,978,718)	$-	$2,537,253		$(9,441,465)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(1.28)				$(1.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	9,328,609				9,328,609

[1] Basis of Pro Forma Presentation

The unaudited pro forma consolidated financial statements have been prepared assuming the purchase is accounted for as equity method investment. For equity method investment, purchase-related transaction costs are not included as a component of consideration given but are accounted for as expenses in the periods in which such costs are incurred. Purchase-related transaction costs include advisory, legal, accounting fee and others.

The unaudited pro forma consolidated financial statements reflect adjustments, based on available information and certain assumptions that Avalon believes are reasonable, attributable to the following:

•	The purchase of 40% of Laboratory Services MSO, LLC, which will be accounted for as equity method investment; and

•	The incurrence of purchase-related expenses.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The pro forma financial statements are provided for illustrative purposes only and are not intended to represent what Avalon’s financial position or results of operations would have been had the purchase actually been consummated on the assumed dates nor do they purport to project the future operating results or financial position of Avalon following the purchase. The pro forma financial statements do not reflect future events that may occur after the purchase, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, cost savings, or economies of scale that Avalon may achieve with respect to the combined operations. Specifically, the pro forma statements of operations do not include the synergies expected to be achieved as a result of the purchase and any associated costs that may be incurred to achieve the identified synergies. Additionally, Avalon cannot assure that additional charges will not be incurred in excess of those included in the pro forma additional legal, accounting, and advisory fees of $950,000 related to the purchase, Avalon’s efforts to achieve operational synergies, or that management will be successful in its efforts to integrate the operations. The pro forma statement of operations also excludes the effects of costs associated with any restructuring and integration activities that may result from the purchase. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the results of Avalon following the purchase.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. In Avalon’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The historical financial statements have been adjusted in the unaudited pro forma consolidated financial statements to give effect to the purchase. These adjustments are directly attributable to the purchase, factually supportable and, with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on Avalon following the purchase.

[2] Pro Forma Adjustments and Assumptions

Pro Forma Adjustments to the Consolidated Balance Sheet at December 31, 2022:

a.	Reflects the issuance of 11,000 shares of Avalon series B convertible preferred stock at a stated value of $1,000 per share. A summary of the fair value of the consideration given in the purchase is as follows:

Preliminary consideration:

Cash	$9,000,000
Value of Avalon series B preferred stock issued to Seller	11,000,000
Payable	1,000,000
Total consideration	$21,000,000

The estimated earnout liability amounted to $0 since the minimum thresholds as defined in the agreement are unlikely to be met.

b.	Represents the accrual of $950,000 in estimated legal, accounting, and advisory fees that are payable as a result of the purchase of Laboratory Services MSO, LLC, which were not reflected in Avalon’s historical financial statements.

c.	Represents Avalon’s share of Laboratory Services MSO, LLC’s net income for the year ended December 31, 2022 as a result of the purchase of 40% of Laboratory Services MSO, LLC, which was not reflected in Avalon’s historical financial statements.

Pro Forma Adjustments to the Consolidated Statement of Operations and Comprehensive Loss for the Year Ended December 31, 2022:

a.	Represents Avalon’s share of Laboratory Services MSO, LLC’s net income for the year ended December 31, 2022.

[3] Unaudited Pro Forma Adjustment Reflects the Following Three Transactions:

Transaction 1:

Equity method investment	21,000,000
Advances for equity interest purchase		9,000,000
Payable		1,000,000
Series B convertible preferred stock		11,000,000

Transaction 2:

Accumulated deficit	950,000
Accrued professional fee		950,000

To accrue $950,000 estimated additional legal, accounting, and advisory fees that are payable as a result of the purchase of Laboratory Services MSO, LLC, which were not reflected in Avalon’s historical financial statements.

Transaction 3:

Equity method investment	2,537,253
Income from equity method investment		2,537,253

To reflect 40% of Laboratory Services MSO, LLC’s net income for the year ended December 31, 2022 of $6,343,133.